UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(D) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) November 6, 2007

Radian Group Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-11356	23-2691170
(Commission File Number)	(IRS Employer Identification No.)

1601 Market Street, Philadelphia, Pennsylvania	19103
(Address of Principal Executive Offices)	(Zip Code)

(215) 231 - 1000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On November 6, 2007, the Board of Directors of Radian Group Inc. (the “Company”), upon the recommendation of the Compensation and Human Resources Committee of the Board of Directors, approved certain amendments to the Company’s employee benefit plans and programs, including the following amendments to plans in which the Company’s executive officers participate:

(1) Benefit Restoration Plan. The Company’s Benefit Restoration Plan, which serves as a non-tax-qualified supplement to the Company’s 401(k) plan, was amended and restated as follows:

•	To mandate a lump sum form of payment (rather than offering an installment election) for participants who separate from service after 2007.

•	To de-link Company discretionary contributions under the Benefit Restoration Plan from discretionary contributions under the 401(k) plan.

•

To provide the Company with the flexibility to waive the eligibility requirements for discretionary contributions under the plan to allow otherwise ineligible employees, such as those involuntarily terminated during the year, to participate in such contributions.

•	To conform the plan’s definitions to the final regulations under Section 409A of the Internal Revenue Code.

The Company’s Amended and Restated Benefit Restoration Plan is filed as Exhibit 10.1 to this report and is incorporated into this Item 5.02 as if fully set forth herein.

(2) Equity Compensation Plan. The Company’s Amended and Restated Equity Compensation Plan was further amended as follows:

•

To clarify that the definition of “retirement” under the plan for purposes of the plan’s vesting and post-termination exercise provisions includes both “normal” retirement after attaining age 65 with 5 years of service, and “early” retirement after attaining age 55 with 10 years of service.

•	For future stock option grants, to extend the post-termination exercise period for optionees who are terminated by the Company without cause from the current 90 days to one year.

(3) Employee Stock Purchase Plan. The Board of Directors took the following actions with respect to the Company’s Employee Stock Purchase Plan:

•

The Board of Directors determined to re-start the plan, which had been suspended in anticipation of the Company’s prior planned merger with MGIC Investment Corporation, by declaring two new six-month offering periods commencing on January 1 and July 1, 2008.

•	The Board of Directors amended the eligibility criteria of the plan to eliminate the 18-month waiting period previously imposed on new employees.

•

The Board of Directors also approved certain administrative amendments to the plan to allow for the maximum annual contributions by participants under the plan to be equal to the maximum amount permitted from time to time by the Internal Revenue Service.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) At its meeting on November 6, 2007, the Board of Directors also approved amendments to sections 6.01 and 6.02 of the Company’s By-Laws to clarify that the By-Laws permit the issuance and transfer of uncertificated shares. This amendment was made in response to recent amendments to the New York Stock Exchange (“NYSE”) rules, which require securities listed on the NYSE to be eligible to participate in a direct registration system (“DRS”) by January 1, 2008. DRS allows a stockholder to be registered directly on the books of the transfer agent without the need of a physical certificate to evidence the security ownership and allows stockholders to electronically transfer securities to broker-dealers in order to effect transactions without the risks and delays associated with transferring physical certificates. The rule does not require issuers to actually participate in a DRS or to eliminate physical stock certificates but rather requires that the listed securities are eligible for such a program.

The Board of Directors also approved an unrelated amendment to section 4.13(a) of the Company’s By-Laws to remove the age qualification prohibiting the election or appointment, as a director, of any person who had reached the age of 72.5.

The Company’s Amended and Restated By-laws, which became effective upon approval of the Board, are filed as Exhibit 3.2 to this report and are incorporated into this Item 5.03 as if fully set forth herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.2*	Amended and Restated By-Laws of Radian Group Inc.
10.1*†	Radian Group Inc. Amended and Restated Benefit Restoration Plan.

*	Filed herewith.

†	Management contract, compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIAN GROUP INC.
(Registrant)

Date: November 13, 2007	By:	/s/ Edward J. Hoffman
Edward J. Hoffman
Vice President, Securities Counsel

EXHIBIT INDEX

Exhibit No.	Description
3.2*	Amended and Restated By-Laws of Radian Group Inc.
10.1*†	Radian Group Inc. Amended and Restated Benefit Restoration Plan

*	Filed herewith.

†	Management contract, compensatory plan or arrangement.